UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2015

Chesapeake Utilities Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware		19904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	302.734.6799

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 1, 2015, Chesapeake Utilities Corporation, a Delaware corporation ("Chesapeake") announced completion of its previously announced merger with Gatherco, Inc. ("Gatherco"), effective April 1, 2015. Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of January 30, 2015 (the "Merger Agreement"), by and among Chesapeake, its wholly owned subsidiary, Aspire Energy of Ohio, LLC, a Delaware limited liability company ("Merger Sub") and Gatherco, an Ohio corporation, Gatherco merged with and into Merger Sub, with Merger Sub continuing as the surviving entity under the name "Aspire Energy of Ohio, LLC." The Merger Agreement and the transactions contemplated thereby were approved by the Gatherco Board of Directors and by Chesapeake’s Merger and Acquisition Committee. The stockholders of Gatherco approved the Merger Agreement and the transactions contemplated thereby, including the Merger, at Gatherco’s special meeting of the stockholders held on March 20, 2015. Approval of the Merger by Chesapeake’s stockholders was not required. Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each share of Gatherco’s common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 34.5212 shares of Chesapeake’s stock (together with associated rights under Chesapeake Utilities’ stockholder rights plan) for a total of approximately 592,970 shares of Chesapeake common stock issued to former Gatherco stockholders in connection with the Merger. No fractional shares of Chesapeake common stock were issued in connection with the Merger, and holders of Gatherco are entitled to receive cash in lieu of fractional shares. Under the terms of the Merger Agreement, stockholders of Gatherco also received a cash payment equal to $734.72 for each share of Gatherco’s common stock issued and outstanding immediately prior to the effective time of the Merger. Certain Gatherco transaction expenses in connection with the Merger, including fees and expenses of Gatherco’s legal and financial advisors, the fees of the paying agent, and amounts retained in escrow pending release in accordance with the Merger Agreement, were deducted prior to the cash consideration being paid to Gatherco stockholders. In exchange for the cancellation of all outstanding Gatherco in-the-money stock options, $7,669,769.20 in cash was paid to option holders on a pro rata basis. Chesapeake assumed $1.7 million of Gatherco’s debt effective April 1, 2015.

This issuance of Chesapeake’s common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to Chesapeake’s registration statement on Form S-4 (File No. 333-201992) initially filed by Chesapeake with the Securities and Exchange Commission on February 9, 2015 and declared effective on February 27, 2015. Chesapeake’s Form S-4 registration statement, including the proxy statement/prospectus included therein, contains additional information about the Merger and the related transactions.

Item 7.01 Regulation FD Disclosure.

On April 1, 2015, Chesapeake issued a press release announcing the completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Chesapeake under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated April 1, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

April 3, 2015	By:	Beth W. Cooper

Name: Beth W. Cooper
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	(d) Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated April 1, 2015.